LOAN AGREEMENT

   THIS LOAN AGREEMENT (this "Agreement") is made as of the 25th day of August, 1997 by and between BRI OP LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender") and GGC, L.L.C., a Maryland limited liability company ("Borrower").

                                    RECITALS

   WHEREAS, Borrower has requested that Lender make a loan (the "Loan") to be secured by a pledge of certain partnership interests of Borrower; and

   WHEREAS, Lender has agreed to make the Loan to Borrower subject to an in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

   NOW, THEREFORE, for and in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

   1.01 Definitions. As used herein, the following definitions shall apply:

   "Berkshire Offering Cost Percentage" shall have the meaning given to that term in Section 2.02.

   "BRI" shall mean Berkshire Realty Company, Inc., a Delaware corporation.

   "BRI OP Cost of Equity" shall have the meaning given to that term in Section 2.02.

   "Closing Date" shall mean the date of closing under the Related Agreements.

   "Collateral" shall mean the Partnership Units and other security to be pledged to Lender under the Pledge Agreement as security for the Loan pursuant to Section 2.05 hereof.

   "Common Stock" shall have the meaning given to such term in Section 3.01(c).

   "Financing Statements" shall mean UCC-1 Financing Statements with respect to Lender's security interests under the Pledge Agreement.

   "Guarantors" shall mean Morton Gorn, Stephen M. Gorn and John B. Colvin.

   "Guaranty" shall mean a Guaranty in the form attached hereto as Schedule 5 to be made by the Guarantors to secure the Loan.

   "Loan" shall have the meaning given to such term in the Recitals.

   "Loan to Value Ratio" shall have the meaning given to such term in Section
2.05 hereof.

   "Note" shall mean a Promissory Note in the original principal amount of the Loan, in the form attached hereto as Schedule 2.

   "Offering Price" shall have the meaning given to such term in Section 2.07 hereof.

   "Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of Lender dated May 1, 1995, as it may be amended from time to time.

   "Partnership Unit" shall mean a unit of limited partnership interests in Lender under the Partnership Agreement.

   "Pledge Agreement" shall mean a Pledge Agreement of the Guarantors' interests in certain Partnership Units and other security, in the form attached hereto as
Schedule 3.

   "Private Placement" shall have the meaning given to such term in Section 3.01(b) hereof.

   "Projected 1998 Funds from Operation Per Share of Berkshire Common Stock" shall mean $1.17/per share.

   "Public Offering" shall have the meaning given to such term in Section 3.01(6) hereof.


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


   "Related Agreements" shall have the meaning given to such term in Section 3.01(c).

   "Related Transactions" shall have the meaning given to such term in Section 3.01(c).

   "Semi-Annual Loan Review Date" shall have the meaning given to that term in
Section 2.06 hereof.

                                   ARTICLE II

                                      LOAN

   2.01 Loan. By and subject to the terms of this Agreement, Lender agrees to lend and Borrower agrees to borrow on the Closing Date the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($7,500,000.00) or such lesser amount as Borrower, in its sole discretion may elect at Closing (but once a lesser amount is elected, no subsequent increase will be allowed), subject to the limitation described in Section 2.06 below.

   2.02 Interest Rate. The Interest Rate shall be equal to the BRI OP Cost of Equity. The BRI OP Cost of Equity shall be computed as follows: (i) Projected 1998 Funds From Operation Per Share of Berkshire Common Stock divided by (ii) the initial offering price per Share of Berkshire Common Stock pursuant to the Public Offering divided by (iii) a decimal equal to one (1) minus the Berkshire Offering Cost Percentage, where the Berkshire Offering Cost Percentage is the quotient of the total offering cost incurred by Berkshire divided by the total dollars raised by Berkshire in connection with the Public Offering. An example of the computation of the BRI OP Cost of Equity is attached hereto as Schedule 1.

   2.03 Payment. Interest only on the outstanding principal balance of the Loan shall be payable monthly in arrears. Principal may be paid at any time in whole or in part without penalty. A mandatory payment of one half of the original principal balance of the Loan shall be due thirty-six (36) months from the date of Closing.

   2.04 Maturity. All principal and any unpaid interest shall be due on the fifth anniversary of the date of Closing.

   2.05 Security. The Loan shall be secured by the Guaranty and a pledge by the Guarantors of a sufficient amount of the Partnership Units or Common Stock such that the amount of the Loan does not exceed eighty percent (80%) of the value of Partnership Units or Common Stock pledged as security for the Loan on either (a) the Closing Date or (b) to the extent provided in Section 2.06, any Semi-Annual Loan Review Date. The value of the Partnership


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

Units and Common Stock shall be determined in accordance with the provisions of
Section 2.07 hereof.

   2.06 Release of Security. On a semi-annual basis, commencing on the date which is six months after the Closing (each such date being referred to herein as a "Semi-Annual Loan Review Date"), the number of pledged Partnership Units or shares of Common Stock or other collateral held by Lender pursuant to Section 5(a) or 5(c) of the Pledge Agreement shall be reduced to reflect the decrease, if any, in the outstanding principal balance of the Loan, provided that no such reduction shall be made to the extent that it would cause the outstanding principal balance of the Loan on any such Semi-Annual Review Date to be less than eighty percent (80%) of the value of the Partnership Units or Common Stock or other collateral held by Lender pursuant to Section 5(a) or 5(c) of the Pledge Agreement which would remain pledged as security for the Loan on such date (as such value is determined in accordance with the provisions of Section 2.07(b) hereof).

   2.07 Calculation of Loan to Value Ratio.

        (a) For purposes of establishing the value of Partnership Units on the Closing Date, the value of each Partnership Unit shall be the offering price per share ("Offering Price"), rounded to the nearest one-thousandth, of one share of Common Stock of BRI as such price is established at the closing of the Public Offering. If such calculation provided would result in the pledge of a fractional Partnership Unit under Section 2.05 hereof, the required number of Partnership Units to be pledged shall be rounded up or down, as the case may be, to the nearest whole number of Partnership Units.

        (b) For purposes of establishing the value of Partnership Units and Common Stock on each Semi-Annual Loan Review Date, the value of each Partnership Unit or share of Common Stock shall be the average price per share during the ten (10) day period immediately preceding the applicable Semi-Annual Loan Review Date, rounded to the nearest one-thousandth, of one share of Common Stock of BRI. If such calculation would result in the release of a fractional Partnership Unit under Section 2.06 hereof, the required number of Partnership Units or shares of Common Stock (if any) to be released shall be rounded up or down, as the case may be, to the nearest whole number of Partnership Units or shares of Common Stock.


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

                                   ARTICLE III

                              CONDITIONS PRECEDENT

   3.01 Lender's Conditions Precedent. Lender shall not be obligated to make any disbursement hereunder or to take any other action under the Loan Documents unless all of the following conditions precedent are satisfied at the time of such action:

        (a) Delivery of Loan Documents. Borrower and the Guarantors have delivered to Lender each of the following loan documents (the "Loan Documents"):

            (i)    The Promissory Note;

            (ii)   The Pledge Agreement;

            (iii) The Financing Statements for each filing office required to perfect Lender's security interest in the Collateral;

            (iv)   The Guaranty; and

            (v) Such other documents, certificates and instruments as Lender may reasonably require in connection with the Loan.

        (b) Public Offering. Lender has informed Borrower that in connection with the consummation of the various Related Transactions, Lender intends to undertake either or both of (i) a public offering (the "Public Offering") of common stock or other equity securities of Lender (the "Common Stock"), or (ii) a private placement of Common Stock (the "Private Placement"). Borrower shall supply any documentation and additional information reasonably required by Lender in order to complete the offering materials in connection with the Public Offering or the Private Placement. The obligation of Lender to proceed with the closing of the transactions contemplated by this Agreement is expressly conditioned upon the successful completion of the Public Offering and the Private Placement raising a minimum of $75,000,000.00 dollars. If the Public Offering and Private Placement do not in the aggregate complete offerings which raise a minimum of $75,000,000.00 as aforesaid prior to the Closing Date hereunder, Lender shall have the right to terminate this Agreement effective as of the Closing Date hereunder, and, thereafter this Agreement shall be void and without recourse to all parties except for provisions which are expressly stated to survive termination of this Agreement.

        (c) Related Agreements. Simultaneously herewith, Lender has entered into certain agreements, more particularly described on Schedule 4 attached hereto (collectively the "Related Agreements"). (The transactions described in the Related Agreements, including this Agreement, are collectively referred to herein as the "Related Transactions"). Except to the extent the parties expressly agree otherwise in writing, in the event that any of the Related Agreements is terminated pursuant to any termination provision of any other Related Agreement, this Agreement shall terminate automatically simultaneously with the termination of any such Related Agreement, whereupon this Agreement shall be void and without recourse to all parties, except for provisions which are expressly stated to survive the termination of this Agreement. The Closing under this Agreement shall be simultaneous with the closings under the Related Agreements. Except as provided in the Kickout Agreement (as such term is defined in the Related Agreements), in the event the closing under any of the Related Agreements is cancelled or postponed, the Closing under this Agreement shall be cancelled or postponed.

        (d) Opinion of Borrower's and Guarantors' Counsel. Lender shall have received the favorable opinion of counsel to Borrower and the Guarantors, or such other evidence as Lender may reasonably require
            (i) that Borrower has been duly formed in accordance with Maryland law and is validly existing and in good standing under such laws,
            (ii) that the Loan Documents executed by Borrower have been duly executed and delivered and constitute the valid, legal and binding obligation of Borrower, enforceable in accordance with their terms, subject only to bankruptcy laws and matters of equitable jurisdiction, (iii) that the Guaranty, the Pledge Agreement and any other Loan Documents executed by the Guarantors have been duly executed and delivered and constitute the valid, legal and binding obligation of the Guarantors, enforceable in accordance with their terms, subject only to bankruptcy laws and matters of equitable jurisdiction, (iv) that the Guarantors are all of the members of Borrower, (v) that Lender has a valid, enforceable and perfected security interest in the Collateral, (vi) that, to the best of such counsel's knowledge, the execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents to which each is a party do not conflict with, violate or breach any provision of the organizational documents of Borrower or any agreement or indenture by which either the Borrower or any of the Guarantors may be bound, or any judgments or awards specifically naming the Borrower or any of the Guarantors or specifically applicable to their respective property, (vii) that, to the best of such counsel's knowledge, there is no action, suit or proceeding, pending or threatened against the Borrower or any of the Guarantors, which, if adversely determined, would impair the validity or enforceability of the Loan Documents, and (viii) that except for the filing of the Financing Statements with the applicable filing offices, (and except as may be required in connection with any Blue Sky or other securities laws, codes, rules or regulations applicable to the issuance of the Collateral to the Guarantors by Lender) no approval, consent, order or authorization of or filing with any governmental authorities is required in connection with the valid execution and delivery of the Loan Documents by Borrower or the Guarantors.

        (e) Reaffirmation. Borrower shall have delivered a certificate to Lender reaffirming the representations and warranties of Borrower set forth herein as of the Closing Date.

        (f) BankBoston, N.A. and Mellon Bank, N.A. Approvals. If BankBoston, N.A. and Mellon Bank, N.A. shall fail to deliver written approval of the Loan prior to September 15, 1997, Lender and Borrower shall each have the right to terminate this Agreement effective as of the Closing Date hereunder, and thereafter this Agreement shall be void and without recourse to all parties except for provisions which are expressly stated to survive termination of this Agreement.

   3.02 Borrower's Right To Termination. In the event that Lender shall fail to make the Loan on or before the Closing Date for any reason other than a default by Borrower hereunder or under any Related Agreement, Borrower shall have the right to terminate this Agreement effective as of the Closing Date hereunder, and thereafter this Agreement shall be void and without recourse to all parties except for provisions which are expressly stated to survive termination of this Agreement.

                                   ARTICLE IV

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

   4.01 Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that as of the date of this Agreement:

        (a) This Loan Agreement has been validly executed, is now binding on Borrower and is in full force and effect, and that Borrower has faithfully performed all of its obligations hereunder to the extent accrued as of the date hereof;

        (b) Borrower has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Maryland and has the right, power and lawful authority to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby;

        (c) Borrower has duly executed and delivered this Agreement, and all necessary action has been taken by Borrower to authorize the execution and delivery thereof, and of the other Loan Documents;

        (d) The execution and performance of this Agreement and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, trust indenture, or other instrument to which Borrower is a party or by which Borrower may be bound or affected; and

        (e) There are no actions, suits or proceedings pending or threatened against or affecting Borrower which may involve or affect the validity or enforceability of this Agreement or any of the Loan Documents, at law or in equity, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority which may involve or affect the validity or enforceability of this Agreement or any of the Loan Documents.

   4.02 Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as of the date of this Agreement:

        (a) This Loan Agreement has been validly executed, is now binding on Lender and is in full force and effect, and that Lender has faithfully performed all of its obligations hereunder to the extent accrued as of the date hereof;

        (b) Lender has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware and has the right, power and lawful authority to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby;

        (c) Lender has duly executed and delivered this Agreement, and all necessary action has been taken by Lender to authorize the execution and delivery hereof and of the other Loan Documents, subject to satisfaction of the condition precedent set forth in Section 3.01(f) hereof;

        (d) The execution and performance of this Agreement and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, trust, indenture or other instrument to which Lender is a party or by which Lender may be bound or affected, subject to satisfaction of the condition precedent set forth in Section 3.01(f) hereof; and

        (e) There are no actions, suits or proceedings pending or threatened against or affecting Lender which may involve or affect the validity or enforceability of this Agreement or any of the Loan Documents, at law or in equity, and Lender is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority which may involve or affect the validity or enforceability of this Agreement or any of the Loan Documents.

                                    ARTICLE V

                              COVENANTS OF BORROWER

   5.01 Priority of Pledge. Borrower hereby covenants and agrees at all times to keep the Collateral free from any attachments, encumbrances or other liens of any kind or nature, whether any such liens or encumbrances be prior to or subject and subordinate to the Pledge.

   5.02 Restrictions on Transfers, Distributions and Borrowings. Borrower hereby covenants and agrees not without the prior written approval of Lender in each instance obtained to convey, assign, transfer, dispose of or encumber, or permit the conveyance, assignment, transfer, disposal or encumbrance of, any part or all of any legal or beneficial interest in the Collateral (subject to the provisions of the Pledge Agreement) or in Borrower (provided, however, that any member of Borrower may, without the prior approval of Lender, transfer any of its membership interest in Borrower to any member of its immediate family).

                                   ARTICLE VI

                                EVENTS OF DEFAULT

   6.01 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

        (a) Borrower shall fail to make any payment due to Lender under this Agreement, the Note or any other Loan Document, and such failure remains uncured ten (10) days after written notice from Lender, or Borrower shall fail to perform any other obligation of Borrower under this Agreement, the Note or any other Loan Document, and such failure remains uncured thirty (30) days after written notice from Lender;

        (b) Any Guarantor shall fail to make any payment due to Lender under the Guaranty or the Pledge Agreement, and such failure remains uncured ten (10) days after written notice from Lender; or any Guarantor shall fail to perform any other obligation of Guarantor under the Guaranty or the Pledge Agreement, and such failure remains uncured thirty (30) days after written notice from Lender; or

        (c) any statement, representation or warranty made in this Agreement or any other Loan Document or in any other instrument securing the Loan, shall prove to be false, misleading or erroneous in any material respect.

                                   ARTICLE VII

                      LENDER'S REMEDIES IN EVENT OF DEFAULT

   7.01 Remedies. Upon the occurrence of any Event of Default, Lender may at any time or times thereafter declare the unpaid principal of and accrued interest and other charges on the Note to be immediately due and payable, whereupon the same shall become due and payable without any notice or demand.

                                  ARTICLE VIII

                                  MISCELLANEOUS

   8.01 Time of Essence. Time is of the essence of this Agreement and each of the Loan Documents.

   8.02 Further Assurances. At Lender's request and at Borrower's expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper (as reasonably determined by Lender) to carry out the purposes of the Loan Documents or to perfect or preserve any liens or security interests created by the Loan Documents.

   8.03 No Third Parties Benefited. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

   8.04 Authority to File Notices. Borrower irrevocably appoints and authorizes Lender, as Borrower's attorney in fact which agency is coupled with an interest, to execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender deems appropriate to protect or perfect Lender's interest under any of the Loan Documents.

   8.05 Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of Borrower and Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Collateral, except as expressly provided in the Loan Documents.

   8.06 Attorneys' Fees; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement or any of the other Loan Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender, immediately upon demand, the amount of all reasonable attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

   8.07 Assignment. Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, without Lender's prior written consent. Any assignment made without Lender's prior written consent shall be void.

   8.08 Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. Any reference to the Loan Documents in any of the Loan Documents includes any amendments, renewals or extensions approved by Lender. Any reference in this Agreement to the Loan Documents shall include all or any of the provisions of the Agreement and the Loan Documents unless otherwise specified.

   8.09 Joint and Several Liability. The liability of all persons or entities who are in any manner obligated under the Note or any other Loan Document shall be joint and several.

   8.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   8.11 Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

   8.12 No Waiver; Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to Section 8.13 hereof), delay, indulgence, omission


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

or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

   8.13 Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Lender and Borrower, provided that any provision of this Agreement may be waived by Lender in a letter or agreement executed by Lender or by facsimile transmission from Lender. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Lender and its successors and assigns. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland; provided, however, that any suit in connection with any dispute arising out of or relating to this Agreement shall be brought only in the federal and state courts of the Commonwealth of Massachusetts. Borrower and Lender consent to the personal jurisdiction of the federal and state courts of the Commonwealth of Massachusetts and agree that service of process may be made upon each of them by certified mail, return receipt requested or in any other manner permitted by law.

   8.14 Notices. Whenever notice, demand or a request under this Agreement may properly be given to Lender or Borrower, the same shall be in writing and shall be (a) hand delivered to the party intended to receive the same, or (b) sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at their respective addresses as set forth below:

   If to Borrower:

            GGC, L.L.C.
            c/o Questar Properties, Inc.
            124 Slade Avenue; Suite 200
            Baltimore, Maryland 21208
            Attention:  Stephen M. Gorn

   With a copy to:

            James C. Oliver, Esq.
            Lenrow, Kohn, Howard & Oliver
            Signet Tower, 9th Floor
            Seven St. Paul Street
            Baltimore, MD  21202-1626

   If to Lender:

            BRI OP Limited Partnership
            c/o Berkshire Realty Company, Inc.
            470 Atlantic Avenue
            Boston, Massachusetts 02110

   Any party hereto may change its address for purposes of this Agreement by notice to the other party given in accordance with the provisions of this Section. Any notice, demand or request given in accordance with this Section shall be treated as having been given when so delivered, or if mailed, when deposited with the U.S. Postal Service.

   8.15 Non-Recourse. Notwithstanding anything to the contrary contained herein, in any action brought to enforce the obligation of any Borrower to pay the indebtedness secured hereby, the judgment or decree shall be enforceable against such Borrower only to the extent of its interest in the Collateral, and any such judgment shall not be subject to execution on, nor be a lien on, any assets of such Borrower other than Borrower's interest in the Collateral;

                      [This Space Intentionally Left Blank]


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

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a sealed instrument by their respective authorized officers as of the day and year first above written.

                                   GGC, L.L.C.


                                   By: ________________________________________
                                       Name:
                                       Title:   Authorized Member


                                       LENDER:

                                       BRI OP LIMITED PARTNERSHIP,
                                       a Delaware limited partnership


                                       By:  Berkshire Apartments, Inc.,
                                            its general partner


                                            By: _______________________________
                                                Name:
                                                Title:



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

                                   SCHEDULES

      Schedule                                           Description
      --------                                           -----------

          1                                      Sample Calculation of BRI OP
                                                 Cost of Equity

          2                                      Form of Promissory Note

          3                                      Form of Pledge Agreement

          4                                      Related Transactions

          5                                      Form of Guaranty


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